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                                 [Exhibit 23.1]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 13, 1995, except as to Note 11, which is as of November 22, 1995, and Note 2 which is as of December 8, 1995, relating to the consolidated financial statements of Zoltek Companies, Inc., which appears in such Prospectus. We also consent to incorporation by reference of our report on the Financial Statement Schedule, which appears on page 22 of Zoltek Companies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

St. Louis, Missouri
August 27, 1996